Exhibit 10.2

Securities Purchase Agreement

By and Among

Sysorex, Inc.

And

The Investors as Named Herein

Dated as of October 18, 2022

i

Section 6.09	Survival	15
Section 6.11	Severability	15
Section 6.12	Entire Agreement	15
Section 6.13	Specific Performance	15
Section 6.14	Construction	15
Section 6.15	Counterparts	15

Exhibits

Exhibit A-1	Form of Common Stock Purchase Warrant – Form 1
Exhibit A-2	Form of Common Stock Purchase Warrant – Form 2
Exhibit A-3	Form of Common Stock Purchase Warrant – Form 3
Exhibit B	Initial Registration Rights Agreement
Exhibit C	Piggyback Registration Rights Agreement

ii

Securities Purchase Agreement

This Securities Purchase Agreement (this “Agreement”) is entered into as of October 18, 2022 (the “Closing Date”), by and among Sysorex, Inc., a Nevada corporation (the “Company”) and each of the Persons (as defined below) signatories hereto (each an “Investor” and collectively the “Investors”). The Company and the Investors may be collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, the Company desires to issue and sell to the Investors certain units of securities of the Company, being comprised of shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and certain warrants to acquire certain shares of Common Stock, and each Investor desires to buy certain shares of the Common Stock and such warrants, as set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I. Definitions and Interpretation

Section 1.01 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, have the following meanings:

(a)	“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(b)	“Business Day” means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in Nevada generally are authorized or required by Law or other governmental actions to close.

(c)	“Control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

(d)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(e)	“Governmental Entity” means any federal, state, municipal, local or foreign government and any court, tribunal, arbitral body, administrative agency, department, subdivision, entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, reporting entity or agency, domestic, foreign or supranational.

(f)	“Law” means any applicable foreign, federal, state or local law (including common law), statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Entity.

(g)	“Liabilities” means liabilities, obligations or responsibilities of any nature whatsoever, whether direct or indirect, matured or un-matured, fixed or unfixed, known or unknown, asserted or un asserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost or expense.

(h)	“Lien” means, with respect to any property or asset, any lien, security interest, mortgage, pledge, charge, claim, lease, agreement, right of first refusal, option, limitation on transfer or use or assignment or licensing, restrictive easement, charge or any other restriction of any kind, and any conditional sale or voting agreement or proxy, and including any restriction on the ownership, use, voting, transfer, possession, receipt of income or other exercise of any attributes of ownership, in respect of such property or asset, and any agreement to give any of the foregoing.

(i)	“Losses” means any losses, damages, deficiencies, Liabilities, assessments, fines, penalties, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including legal, accounting and other professional fees and expenses.

(j)	“Order” means any judgment, writ, decree, determination, award, compliance agreement, settlement agreement, injunction, ruling, charge, judicial or administrative order, determination or other restriction of any Governmental Entity or arbitrator.

(k)	“Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(l)	“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

(m)	“Transactions” means the purchase and sale of the Purchased Shares and the Warrants and the other transactions contemplated under the Transaction Documents.

(n)	“Transaction Documents” means this Agreement, the Warrants, the Initial Registration Rights Agreement, the Piggyback Registration Rights Agreement and any other agreement, document, certificate or writing delivered or to be delivered in connection with this Agreement and any other document related to the Transactions related to the forgoing, including, without limitations, those delivered at the Closing.

(o)	“Trigger Date” means the latter of (1) 90 days from the Issue Date and (2) date on which the Company has amended its Articles of Incorporation, via a reverse split of the Common Stock, an increase of the number of authorized shares of Common Stock, or some combination thereof, such that the Company has a number of authorized but unissued shares of Common Stock equal to 110% of the total number of shares of Common Stock that may be issued upon exercise of all Warrant 2s that are issued to Investors in the Offering, such determination being made assuming issuance of all shares of Common Stock pursuant to all Warrant 1s issued at the Closing.

(p)	“Warrants” means the Warrant 1s, Warrant 2s and/or the Warrant 3s, as applicable.

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires, the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; the terms “Dollars” and “$” mean United States Dollars, unless otherwise specified herein; references herein to a specific Section, Subsection or Recital shall refer, respectively, to Sections, Subsections or Recitals of this Agreement; wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; references herein to any gender shall include each other gender; references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article II. Purchase and Sale; Additional Agreements

Section 2.01 Purchase and Sale.

(a)	Subject to the terms and conditions of this Agreement and as set forth below, at the Closing (as defined below) the Company shall issue and sell to each Investor a number of Units of securities of the Company (each, a “Unit”), at a purchase price of $0.001 per Unit, with each Unit being comprised of

(i)	one share of Common Stock;

(ii)	a warrant to acquire one share of Common Stock at an exercise price of $0.001 per share, in the form of the Common Stock Purchase Warrant – Form 1 as attached hereto as Exhibit A-1 (each a, “Warrant 1”) which exercise price pursuant to such Warrant 1 shall not be subject to adjustment as a result of any forward or reverse split of the Common Stock; and

(iii)	a warrant to acquire one share of Common Stock at an exercise price of $0.001 per share, in the form of the Common Stock Purchase Warrant – Form 2 as attached hereto as Exhibit A-2 (each a, “Warrant 2”) which exercise price pursuant to such Warrant 2 shall not be subject to adjustment as a result of any forward or reverse split of the Common Stock.

(b)	For each Unit acquired by an Investor, the Investor shall be issued the applicable number of shares of Common Stock subscribed for by such Investor (the “Purchased Shares”), one Warrant 1 to acquire the same number of shares of Common Stock and one Warrant 2 to acquire the same number of shares of Common Stock. By way of example, and not limitation, in the event that an Investor has subscribed to acquire 100,000,000 Units for $100,000, such Investor shall be issued 100,000,000 shares of Common Stock, a Warrant 1 to acquire 100,000,000 shares of Common Stock and a Warrant 2 to acquire 100,000,000 shares of Common Stock. The Investors, collectively, are subscribing hereunder for a total of 500,000,000 Units, for total consideration payable to the Company of $500,000.

(c)	Each Investor hereby subscribes for, and agrees to acquire at the Closing, the number of Units as set forth on such Investor’s signature page hereto, for the purchase price as set forth on such Investor’s signature page hereto (as to each Investor, the “Purchase Price”).

Section 2.02 Initial Registration Rights Agreement.

(a)	At the Closing, the Company and the Investors shall enter into the Initial Registration Rights Agreement attached hereto as Exhibit B (the “Initial Registration Rights Agreement”), which shall provide for the registration of all of the Purchased Shares and all of the shares of Common Stock that may be acquired by the Investors pursuant to the Warrant 1s (the “Warrant 1 Shares” and, together with the Purchased Shares, the “Shares”) pursuant to the Securities Act, subject to the terms and conditions herein and therein.

(b)	The Company shall use all commercially reasonable efforts to have the (as defined in the Initial Registration Rights Agreement) declared effective by the SEC (as defined in the Initial Registration Rights Agreement) within 90 days of the Effective Date (the “Registration Deadline”).

Section 2.03 Damages for Failure to Register.

(a)	If a Registration Statement registering the Registrable Securities has not become effective by the Registration Deadline, and provided that the Registrable Securities cannot otherwise be sold pursuant to Rule 144 pursuant to the Exchange Act as of the Registration Deadline, then, subject to the provisions of this Section 2.03, the Company agrees to, and shall, issue to each Investor:

(i)	a number of additional shares of Common Stock equal to 10% of the Purchased Shares acquired by such Investor on the Closing Date, with such number of Purchased Shares being adjusted for any forward or reverse splits of the Common Stock between the Closing Date and the date of such issuance (the “Additional Shares”); and

(ii)	a new warrant, in the form of Common Stock Purchase Warrant – Form 3 as attached hereto (each, a “Warrant 3”) equal to the number of Additional Shares in the applicable issuance.

(b)	By way of example and not limitation, in the event that an Investor acquired 100,000,000 Units at the Closing, then in the event that Section 2.03(a) becomes applicable, such Investor would be issued 10,000,000 Additional Shares and a Warrant 3 to acquire 10,000,000 shares of Common Stock (without adjustment for any splits of the Common Stock).

(c)	The Additional Shares and the Warrant 3 shall, if applicable, shall be issuable to the Investors for each 30-day period, or portion thereof, that the Registration Statement registering the Registrable Securities has not become effective by the Registration Deadline.

(d)	The Company’s obligation to issue the Additional Shares and the Warrant 3, if applicable, shall not arise until the Company has amended its Articles of Incorporation, via a reverse split of the Common Stock, an increase of the number of authorized shares of Common Stock, or some combination thereof, such that the Company has a number of authorized but unissued shares of equal to (1) the number of Additional Shares that are otherwise to be issued plus (2) the number of shares of Common Stock that may be issuable pursuant to the Warrant 3.

Section 2.04 Piggyback Registration Rights Agreement.

(a)	At the Closing, the Company and the Investors shall enter into the Piggyback Registration Rights Agreement attached hereto as Exhibit C (the “Piggyback Registration Rights Agreement”), which shall provide piggyback registration rights for the shares of Common Stock that may be acquired by the Investors pursuant to the Warrant 2s.

(b)	In the event that the Warrant 3s are issued pursuant to the provisions of Section 2.02, then at the time of such issuances the Company and the Investors shall amend the Piggyback Registration Rights Agreement such that the Piggyback Registration Rights Agreement shall also apply with respect to the shares of Common Stock that may be acquired by the Investors pursuant to the Warrant 3s, such amended to be as reasonably determined by the Company and the Investors acquiring a majority of the Units as of the Closing.

Section 2.05 Deliverables at Closing.

(a)	At the Closing, the Company shall:

(i)	issue to each Investor the Purchased Shares subscribed for by such Investor, via book entry in the books and records of the Company, and the Parties acknowledge that the Purchased Shares shall not be certificated;

(ii)	Deliver to each Investor a copy of the Warrant 1 for such Investor, duly executed by an authorized officer of the Company;

(iii)	Deliver to each Investor a copy of the Warrant 2 for such Investor, duly executed by an authorized officer of the Company;

(iv)	Deliver to each Investor a copy of the Initial Registration Rights Agreement, duly executed by an authorized officer of the Company and the other Investors; and

(v)	Deliver to each Investor a copy of the Piggyback Registration Rights Agreement, duly executed by an authorized officer of the Company and the other Investors.

(b)	At the Closing, each Investor shall deliver to the Company:

(i)	The Purchase Price payable by such Investor, via wire transfer to an account as designated by the Company;

(ii)	A copy of the Warrant 1 for such Investor, duly executed by an authorized officer of such Investor;

(iii)	A copy of the Warrant 2 for such Investor, duly executed by an authorized officer of such Investor;

(iv)	A copy of the Initial Registration Rights Agreement, duly executed by an authorized officer of such Investor; and

(v)	A copy of the Piggyback Registration Rights Agreement, duly executed by an authorized officer of such Investor.

Section 2.06 Closing. On the terms set forth herein, the closing of the Transactions (the “Closing”) shall take place by conference call and electronic communication (i.e., emails/pdf) or facsimile of executed documents on the Closing Date immediately following the execution of this Agreement, and effective as of 8:00 a.m. Eastern time on the Closing Date.

Section 2.07 Additional Closing Actions. At and following the Closing, the Parties shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 2.08 Use of Proceeds. The Company shall use the net proceeds from the sale of the Units for working capital purposes and shall not use such proceeds (a) for the redemption of any Common Stock or preferred stock or convertible debt which is convertible into Common Stock (provided that, for the avoidance of doubt, the Company may use such net proceeds for the repayment of any convertible debt in accordance with the terms thereof); (b) for the settlement of any outstanding litigation; (c) in violation of the Foreign Corrupt Practices Act or Office of Foreign Assets Control regulations or (d) to lend, give credit or make advances to any officers, directors, employees or affiliates (provided that, for the avoidance of doubt, the Company may use such net proceeds for the payment of costs, fees, salaries and benefits in the ordinary course of business with respect to such officers, directors, employees or affiliates).

Article III. Representations and Warranties of the Company

The Company represents and warrants to each Investor that the following representations and warranties contained in this Article III are true and correct as of the Closing Date:

Section 3.01 Authorization of Transactions. The Company is a corporation duly authorized and in good standing in the State of Nevada and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of the Company. The Transaction Documents to which the Company is a party have been duly and validly executed and delivered by The Company. Each Transaction Document to which the Company is a party constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 3.02 Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity or Person is necessary for the execution, delivery or performance by the Company of this Agreement or any other Transaction Document to which the Company is a party.

(b)	The execution, delivery and performance by the Company of the Transaction Documents to which the Company is a party, and the consummation by the Company of the Transactions, do not (i) violate any Laws or Orders to which the Company is subject or (ii) violate, breach or conflict with any provision of the Company’s organizational documents.

Section 3.03 Issuance of the Securities. The Securities (as defined below) are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The shares of Common Stock that may be issued pursuant to the Warrants, if and when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

Section 3.04 Brokers. Other than Joseph Gunnar & Co., LLC, the Company has not engaged, or caused to be incurred any Liability or obligation to, any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of the Transaction Documents to which it is a party, or the Transactions.

Section 3.05 No Other Representations. The Parties acknowledge and agree that the Company has not given to the Investors any other representations or warranties other than as set forth herein, and has not provided to the Investors any other information other than as set forth herein or in the reports filed by the Company with the SEC.

Article IV. Representations and Warranties of Each Investor

Each Investor, severally and not jointly and severally, represents and warrants to the Company that the following statements contained in this Article IV are true and correct as of the Closing Date and as of the date of the issuances of any Additional Shares and any Warrant 3s to such Investor pursuant to the provisions of Section 2.03:

Section 4.01 Authorization of Transactions. Such Investor is a natural person or is an entity, duly organized and in good standing in the jurisdiction of its organization, and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by such Investor of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of such Investor. The Transaction Documents to which such Investor is a party have been duly and validly executed and delivered by such Investor. Each Transaction Document to which such Investor is a party constitutes the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 4.02 Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity is necessary for the execution, delivery or performance by such Investor of this Agreement or any other Transaction Document to which such Investor is a party.

(b)	The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party, and the consummation by such Investor of the Transactions, do not (i) violate any Laws or Orders to which such Investor is subject or (ii) if such Investor is an entity, violate, breach or conflict with any provision of such Investor’s organizational documents.

Section 4.03 Investment Representations.

(a)	Such Investor understands and agrees that the consummation of this Agreement including the delivery of the Purchased Shares and the Warrants, and the shares of Common Stock as may be received by such Investor upon any exercise of the Warrants held by such Investor (collectively, as to such Investor, the “Securities”) to such Investor as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Securities are being acquired for such Investor’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Such Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”).

(c)	Such Investor understands that the Securities are being offered and sold to such Investor in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

(d)	Such Investor and such Investor’s advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Investor or such Investor’s advisors. Such Investor and such Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Investor understands that such Investor’s investment in the Securities involves a significant degree of risk. Such Investor has received and reviewed the filings and reports made by the Company with the SEC, which are available on www.sec.gov, and the matters as discussed therein, including, without limitation the risks associated with the acquisition and ownership of the Securities.

(e)	At no time was such Investor presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Such Investor is not purchasing the Securities acquired by such Investor hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities acquired by such Investor hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(f)	Such Investor is acquiring the Securities for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Securities. Further, such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(g)	Such Investor understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be transferred unless (1) the Securities are sold pursuant to an effective registration statement under the Securities Act, (2) such Investor shall have delivered to the Company, at the cost of such Investor, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (3) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of such Investor who agrees to sell or otherwise transfer the Securities only in accordance with this Section and who is an Accredited Investor, (4) the Securities are sold pursuant to Rule 144, (5) the Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), or (6) the Securities are sold pursuant to the exemption from registration afforded under Section 4(a)(1) or Section 4(a)(7) of the Securities Act, and such Investor shall have delivered to the Company, at the cost of such Investor, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

(h)	Such Investor, either alone or together with such Investor’s representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(i)	Such Investor understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the transactions set forth herein.

(j)	Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate shall be included on any certificate(s) representing the Securities. Such Investor also understands that the Securities may bear the following or a substantially similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE NOT SET FORTH HEREIN.

Section 4.04 Brokers. Such Investor has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

Section 4.05 No Other Representations. The Parties acknowledge and agree that such Investor has not given to the Company any other representations or warranties other than as set forth herein.

Article V. Indemnification

Section 5.01 General Indemnification. Then Company agrees to indemnify, defend and hold harmless each Investor and each Investor’s Affiliates and each of their respective directors, officers, managers, partners, employees, agents, equity holders, successors and assigns (each, an “Indemnified Party”), from and against any and all Losses incurred or suffered by any Indemnified Party arising out of, based upon or resulting from any breach of any representation or warranty of the Company herein or breach by the Company of, or any failure the Company to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement of the other Transaction Documents by the Company.

Section 5.02 Procedures for Indemnification. In the event that an Indemnified Party shall incur or suffer any Losses in respect of which indemnification may be sought under this Article V against the Company, the Indemnified Party shall assert a claim for indemnification by providing a written notice (the “Notice of Loss”) to the Company stating the nature and basis of such indemnification. The Notice of Loss shall be provided to the Company as soon as practicable after the Indemnified Party becomes aware that it has incurred or suffered a Loss.

Section 5.03 Payment. Upon a determination of liability under this Article V the Company shall pay or cause to be paid to the Indemnified Party the amount so determined within five (5) Business Days after the date of such determination. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement or the other Transaction Documents, the Company shall nevertheless pay when due such portion, if any, of the obligation that is not subject to dispute. Upon the payment in full of any amounts due under this Article V with respect to any claim, the Company shall be subrogated to the rights of the Indemnified Party against any Person with respect to the subject matter of such claim.

Section 5.04 Effect of Knowledge on Indemnification. The right to indemnification, reimbursement or other remedy based upon any representations, warranties, covenants and obligations set forth in this Agreement or the other Transaction Documents shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the other Transaction Documents, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

Article VI. Miscellaneous

Section 6.01 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

if to the Company, to:

Sysorex, Inc.

Attn: Wayne Wasserberg

13880 Dulles Corner Lane, Suite 175

Herndon, VA 20171

Email: wayne@sysorexin.com

If to any Investor, to the address as set forth on such Investor’s signature page hereto.

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the first Business Day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 6.02 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or the other Transaction Documents or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all reasonable costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 6.03 Amendments; No Waivers; No Third-Party Beneficiaries.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Company and by Investors purchasing a majority of the Units on the Closing Date.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement or the other Transaction Documents. No exercise of any right or remedy with respect to a breach of this Agreement or the other Transaction Documents shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d)	This Agreement is strictly between the Parties and, and except as specifically provided herein, no other Person and no director, officer, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 6.04 No Consequential Damages. Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or the other Transaction Documents or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 6.05 Expenses. Unless otherwise contemplated or stipulated by this Agreement, all costs and expenses incurred in connection with this Agreement or the other Transaction Documents shall be paid by the Party incurring such cost or expense.

Section 6.06 Further Assurances. Following the Closing, each Party shall execute and deliver such documents and other papers and take such further action as may be reasonably required to carry out the provisions of the Transaction Documents.

Section 6.07 Successors and Assigns; Benefit. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Section 6.08 Governing Law; Etc.

(a)	This Agreement and the other Transaction Documents, and all matters based upon, arising out of or relating in any way to the Transactions or the Transaction Documents, including all disputes, claims or causes of action arising out of or relating to the Transactions or the Transaction Documents as well as the interpretation, construction, performance and enforcement of the Transaction Documents, shall be governed by the laws of the United States and the State of Nevada, without regard to any jurisdiction’s conflict-of-laws principles.

(b)	ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS SHALL BE INSTITUTED SOLELY IN THE STATE OF VIRGINIA OR THE FEDERAL COURTS OF THE UNITED STATES, IN EACH CASE LOCATED IN FAIRFAX COUNTY, VIRGINIA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.08(c).

(d)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Section 6.09 Survival. The representations and warranties in this Agreement shall survive the Closing for a period of 12 months from the Closing Date, and no claim for indemnification may be made after such time. All covenants and agreements in this Agreement will survive until fully performed; provided, however, that, nothing herein shall prevent a Party from making any claim hereunder, or relieve any other Party from any liability hereunder, after such time for any breach thereof.

Section 6.10 Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 6.12 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

Section 6.13 Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement and the other Transaction Documents were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof and thereof in addition to any other remedy at law or in equity.

Section 6.14 Construction. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Section 6.15 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Closing Date.

Sysorex, Inc.

By:	/s/ Wayne Wasserberg
Name:	Wayne Wasserberg
Title:	Chief Executive Officer

[Investors’ Signatures Appear on Following Pages]

Investor name: Brian M. Herman

By:	/s/ Brian M. Herman
Name:	Brian M. Herman

Number of Units subscribed for: 100,000,000 Units

Purchase Price: $100,000.00

Address for notices:

Brian M. Herman

Email:

Investor name: James Resnick and Lidia Resnick

By:	/s/ James Resnick
Name:	James Resnick

By:	/s/ Lidia Resnick
Name:	Lidia Resnick

Number of Units subscribed for: 100,000,000 Units

Purchase Price: $100,000.00

Address for notices:

James Resnick and Lidia Resnick

Email:

Investor name: Andrew Resnick

By:	/s/ Andrew Resnick
Name:	Andrew Resnick

Number of Units subscribed for: 100,000,000 Units

Purchase Price: $100,000.00

Address for notices:

Andrew Resnick

Email:

Investor name: Kantor Family Investments, Inc.

By:	/s/ Brian Kantor
Name:	Brian Kantor
Title:	Managing Member

Number of Units subscribed for: 50,000,000 Units

Purchase Price: $50,000.00

Address for notices:

Kantor Family Investments, Inc.

Email:

Investor name: B.K. Consulting Group LLC

By:	/s/ Brian Kantor
Name:	Brian Kantor
Title:	Managing Member

Number of Units subscribed for: 100,000,000 Units

Purchase Price: $100,000.00

Address for notices:

B.K. Consulting Group LLC

Email:

Investor name: Bigger Capital Fund, L P

By:	/s/ Michael Bigger
Name:	Michael Bigger
Title:	Managing Member of the GP

Number of Units subscribed for: 25,000,000 Units

Purchase Price: $25,000.00

Address for notices:

Bigger Capital Fund, L P

Email:

Investor name: District 2 Capital Fund, L P

By:	/s/ Michael Bigger
Name:	Michael Bigger
Title:	Managing Member of the GP

Number of Units subscribed for: 25,000,000 Units

Purchase Price: $25,000.00

Address for notices:

District 2 Capital Fund, L P

Email: